THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK NEW YORK 10286

CWIMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICTING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691

                                       Distribution Date               09/25/96

                                                                                  SINGLE                TOTAL
4.06(i) Reduction of the Stated Amount of                                       CERTIFICATE             AMOUNT
Certificates
       Class A-1 Certificates.                   RH9                               $10.38993350           $974,929.02
       Class A-2 Certificates.                   RJ5                                $0.00000000                 $0.00
       Class A-3 Certificates.                   RK2                                $3.00945561            $37,229.98
       Class X Certificates.                     RM8                                        N/A                   N/A
       Class A-R Certificates.                   RN6                                $0.00000000                 $0.00
       Class B-1 Certificates.                   RP1                                $3.00945561            $10,897.43
       Class B-2 Certificates.                   RQ9                                $3.00945561             $4,540.60
       Class B-3 Certificates.                   RR7                                $3.00945561             $2,724.25
       Class B-4 Certificates.                                                      $3.00945561             $1,271.31
       Class B-5 Certificates.                                                      $3.00945561               $908.08
       Class B-6 Certificates.                                                      $3.00914763             $1,453.04

                                                 Total Amount                                            1,033,953.71

Aggregate amount of any Principal Prepayments                                                              682,703.61


4.06(ii) Amount of distribution representing
interest.                                                                         SINGLE                TOTAL
                                                                                CERTIFICATE             AMOUNT
       Class A-1 Certificates.                                                      $5.19005243           $487,003.38
       Class A-2 Certificates.                                                      $5.52083333            $40,026.04
       Class A-3 Certificates.                                                      $5.42756240            $67,144.37
       Class X Certificates.                                                        $1.19363768           $144,068.76
       Class A-R Certificates.                                                      $0.00000000                 $O.00
       Class B-1 Certificates.                                                      $5.42756240            $19,653.55
       Class B-2 Certificates.                                                      $5.42756240             $8,188.99
       Class B-3 Certificates.                                                      $5.42756240             $4,913.19
       Class B-4 Certificates.                                                      $5.42756240             $2,292.82
       Class B-5 Certificates.                                                      $5.42756240             $1,637.73
       Class B-6 Certificates.                                                      $5.42756240             $2,620.84

                                                 Total Amount                                              777,549.66

4.06(iii) Amount of interest shortfall                                     0.00

4.06(iv) Stated Amount of Certificates after
this Distribution
                                                 ORIGINAL                         SINGLE                TOTAL
                                                 BALANCE                       CERTIFICATE:             AMOUNT
Class A-1 Certificates.                                      93,834,000.00        $929.69503491        $87,237,003.91
Class A-2 Certificates.                                       7,250,000.00      $1,000.00000000         $7,250,000.00
Class A-3 Certificates.                                      12,371,000.00        $980.09618649        $12,124,769.92
Class X Certificates.                                       120,697,228.67        $942.10743505       $113,709,756.52
Class A-R Cerfificatcs.                                             100.00          $0.00000000                 $0.00
Class B-1 Certificates.                                       3,621,063.00        $980.09618649         $3,548.990.04
Class B-2 Certificates.                                       1,508,778.00        $980.09618649         $1,478,747.56
Class B-3 Certificates.                                         905,229.00        $980.09618649           $887,211.49
Class B-4 Certificates.                                         422,440.00        $980.09618649           $414,031.83
Class B-5 Certificates.                                         301,743.00        $980.09618649           $295,737.16
Class B-6 Certificates.                                         482,875.67        $978.85363061           $472,664.60

                                                                                          Total       $113,709,156.52

4.06(v)    The Pool Stated Principal Balance for
           the following Distribution Date                      $113,709,156.52

4.06(vi)   Senior Percentage for this
           Distribution Date                                     93.7950607204%
           Subordinated Percentage for
           this Distribution Date                                 6.2049392796%


4.06(vii ) Amount of the Master Servicing Fees
           paid to or retained by the Master Servicer
           with respect to such Distribution Date                     32,545.49

4.06(viii) Pass-Through Rate and for each
Class of Certificates
     Class A-1 Certificates.                                                                              6.62500000%
     Class A-2 Cerfificatcs.                                                                              6.62500000%
     Class A-3 Certificates.                                                                              6.62500000%
     Class X Certificates.                                                                                1.50668400%
     Class A-R Certificates.                                                                              6.62500000%
     Class B-1 Certificates.                                                                              6.62500000%
     Class B-2 Certificates.                                                                              6.62500000%
     Class B-3 Certificates.                                                                              6.62500000%
     Class B-4 Certificates.                                                                              6.62500000%
     Class B-5 Certificates.                                                                              6.62500000%
     Class B-6 Certificates.                                                                              6.62500000%

4.06(ix)  Amount of Advances included in the
          distribution on such Distribution Date                      21,209.29
          Aggregate amount of Advances outstanding as of
          the close of business on such Distribution Date             40,993.38


4.06(x)   The number and aggregate principal
          amounts of Mortgage Loans delinquent
                                  30 to 59 days                                              10           $840,696.39
                                  60 to 89 days                                               3           $490,945.06
                                     90 or more                                               4           $722,470.29

4.06 (xi) The number and aggregate principal amounts of
          Mortgage Loans in foreclosure
                                 In foreclosure                                               0                 $0.00

4.06(xii) Loan number and Stated Principal
          Balance of any Mortgage loan that became an
          REO Property during the preceding calendar
          month                                                           $0.00

4.06(xiii) Total number and principal balance
           of any REO Properties as of the close of
           business on the Determination Date preceding
           such Distribution Date.                          0             $0.00

4.06(xiv) Senior Prepayment Percentage                          100.0000000000%

4.06(xv)  Aggregate amount of Realized Losses
          incurred during the preceding calendar month                    $0.00
          Aggregate amount of Realized Losses through
          Distribution Date                                               $0.00

4.06(xvi) Special Hazard Loss Coverage Amount                      2,155,082.70
          Required Fraud Loss Coverage                             2,413,945.00
          Current Bankruptcy Amount                                   75,000.00